Exhibit 23.1

                   Jeffer, Mangels, Butler & Marmaro LLP
                                                          San Francisco Office
                      A LIMITED LIABILITY PARTNERSHIP         Twelfth Floor
                    INCLUDING PROFESSIONAL CORPORATIONS    One Sansome Street
                              ATTORNEYS AT LAW         San Francisco, California
TELEPHONE:(310) 203-8080        Tenth Floor                    94104-4405
FACSIMILE:(310) 203-0567  2121 Avenue of the Stars      Telephone:(415) 398-8080
                    Los Angeles, California  90067-5010 Facsimile:(415) 398-5584
                                                               Ref./file no.

                            September 2, 1998                   58519-0005



Tech Electro Industries, Inc.
2941 Main Street
Suite 300-B
Santa Monica, CA  90405


          Re:   Tech Electro Industries, Inc. -
                Registration Statement on Form SB-2

Gentlemen:

          At your request, we have examined the Registration Statement on Form SB-2 (the "Registration Statement"), that Tech Electro Industries, Inc. (the "Company") intends to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of: (i) 2,712,398 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), (ii) 2,150,000 shares of Common Stock underlying options, (iii) 30,000 shares of Common Stock and 30,000 shares of Class A Preferred Stock ("Preferred Stock") underlying the Representative's Purchase Option Units, and the 60,000 shares of Common Stock issuable upon conversion of such Preferred Stock, and (iv) 30,000 shares of Redeemable Class A Warrants ("Warrants") underlying the Representative's Purchase Option, and the 31,800 shares of Common Stock issuable upon exercise of such Warrants (collectively, the "Shares"), to be offered for resale by certain security-holders of the Company. We are familiar with the actions taken and proposed to be taken by you in connection with the authorization and proposed issuance and sale of the Shares.

It is our opinion that when the Registration Statement has become effective under the Act, and subject to the appropriate qualification of the Shares by the appropriate authorities of the various states in which the Shares will be sold and receipt of payment for the Shares, the Shares will be validly issued, fully paid and non-assessable, and the shares of Common Stock to be sold upon conversion of the Preferred Stock or exercise of the Warrants and payment therefor, will constitute validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Preferred Stock, Warrants or Common Stock are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of such securities.

Jeffer, Mangels, Butler & Marmaro LLP
  Tech Electro Industries, Inc.
  September 2, 1998
  Page 2




We hereby consent to use of our name under the heading "Legal Opinion" in the Prospectus forming a part of the Registration Statement and to use of filing of this opinion as an exhibit to the Registration Statement and to the filing of this opinion in connection with such filings or applications by the Company as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the Shares under the blue sky laws of any state or other jurisdiction. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

The opinions set forth herein are based upon the federal laws of the United States of America and the laws of the State of California, all as now in effect. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.



                                Respectfully submitted,


                                /s/ Jeffer, Mangels, Butler & Marmaro

                                JEFFER, MANGELS, BUTLER & MARMARO LLP